EXHIBIT 10.1

                                    AMENDMENT


            THIS AMENDMENT ("Amendment"), made this 16th day of February, 2000, by and between TELTRONICS, INC., a Delaware corporation with principal offices at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 ("Buyer") and TELIDENT, INC., a Minnesota corporation with its principal offices located at Ten Second Street N.E., Suite 212, Minneapolis, Minnesota 55413 ("Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, Buyer and Seller entered into an Agreement of Sale dated December 31, 1999 ("Agreement") and

            WHEREAS, Buyer and Seller desire to amend the Agreement as described in this Amendment.

            NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions of this Amendment, Seller and Buyer agree as follows:

            1. The second WHEREAS clause on the first page of the Agreement shall be deleted in its entirety.

            2. The following definitions shall be deleted in their entirety from Paragraph 1 of the Agreement:

                  "ISI" and "ISI Molds."

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            3. The following is included as a "Purchased Asset" in the definition of "Purchased Assets" on page 4 of Paragraph 1 of the Agreement:

                  "One Million One Hundred Thousand Dollars ($1,100,000.00) in cash"

            4. Paragraph 2(b) of the Agreement shall be deleted in its entirety.

            5. Paragraph 3(b) of the Agreement shall be deleted in its entirety.

            6. Paragraph 4(a)(viii) of the Agreement is amended to read in its entirety as follows:

                  "Wire transfer of funds payable to Buyer to bank account to be designated by Buyer in the amount of One Million One Hundred Thousand Dollars ($1,100,000.00)."

            7. Paragraph 4(c)(ii) of the Agreement shall be deleted in its entirety.

            8. Paragraph 4(c)(vi) of the Agreement shall be deleted in its entirety.

            9. Paragraph 7(j) of the Agreement shall be deleted in its entirety.

            10. Paragraph 9(k) of the Agreement shall be deleted in its entirety.

            11. Paragraph 11(f) of the Agreement is amended to read in its entirety as follows:

                  "(f) Documentation. All matters and proceedings taken in connection with the sale of the Purchased Assets as herein contemplated, including forms of instruments and matters of title, shall be reasonably satisfactory to Seller and its counsel."

            12. Paragraph 11(k) of the Agreement shall be deleted in its entirety.

            13. Paragraph 12(i) of the Agreement shall be deleted in its entirety.

            14. Paragraph 12(n) of the Agreement shall be deleted in its entirety.

            15. The first sentence of Paragraph 25 of the Agreement is amended to read in its entirety as follows:

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                  "All costs and expenses, including accountant's fees, incurred by Seller in connection with this Agreement and the transactions contemplated or required hereby, including but not limited to, all costs of dissolving the Seller and all costs relating to the Proxy Statement (the "Transaction Costs"), shall be paid by the Seller at Closing, except that Buyer shall assume and pay directly to Telident's professional advisors up to a maximum of fifty thousand dollars ($50,000.00) cash in the aggregate towards expenses and up to twenty-five thousand (25,000) additional Shares towards expenses."

            16. The last sentence of Paragraph 25 of the Agreement is amended to read in its entirety as follows:

                  "In addition, Buyer shall assume Seller's liability, if any, in an amount not to exceed twenty-five thousand dollars ($25,000.00) in the aggregate, solely with respect to pending litigation of Seller which is disclosed in Seller's Disclosure Statement and which liability is outstanding after the Closing Date, including any legal fees related to such litigation which Seller has incurred prior to the Closing Date, provided that Buyer's assumption of liability under this Paragraph 25 constitutes only an obligation to pay. Under no circumstances shall such assumption be deemed or construed as an obligation of Buyer to defend, settle, compromise or appeal such litigation and Seller agrees and acknowledges that all other obligations relating to such litigation, including, without limitation, any defense, settlement, compromise or appeal, are and shall remain the exclusive obligation of Seller."

            17. Exhibit B to the Agreement shall be deleted in its entirety.

            18. Paragraph 3 of Exhibit C to the Agreement shall be deleted in its entirety.

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            19. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect without amendment, modification, waiver or other change of any kind.

            20. This Amendment, and the Agreement as amended by this Amendment, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and supersede any prior understandings or agreements, oral or written, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

            IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the day and year first above written.

SELLER                                  BUYER

Telident, Inc.                          Teltronics, Inc.

By:  /s/ Bruce H. Senske                By:  /s/ Ewen Cameron
   --------------------------------        -------------------------------------
     Bruce Senske, CEO                       Ewen Cameron, President and CEO